UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026

AGASSI SPORTS ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24970	88-0203976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 N. Town Center Dr #160 Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 400-4005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01               Entry into a Material Definitive Agreement

IBM Embedded Solution Agreement

On February 2, 2026, Agassi Sports Entertainment Corp. (the “Company,” “us,” “we,” or “our”) and International Business Machines Corporation (“IBM”) entered into an Embedded Solution Agreement – IBM Cloud Enterprise Savings PLAN ESA Transaction Document (the “Embedded Solution Agreement”) and an Embedded Solution Agreement Attachment for Build Fund Cloud Credits (the “Cloud Credits Attachment”).

Pursuant to the Embedded Solution Agreement, the Company plans to order and for IBM to integrate certain IBM cloud services in an AI-powered self-improvement mobile application for active tennis and pickleball players to be developed by the Company (the “App”), in exchange for a minimum payment commitment of $500,000 for the period between February 1, 2026 and January 31, 2027 (the “First Commitment Period”) and $3,300,000 for the period between February 1, 2027 and January 31, 2031 (the “Second Commitment Period”).  The initial $500,000 commitment is non-refundable and the subsequent $3,300,000 commitment will become non-refundable unless the Company terminates such commitment by written notice to IBM on or before December 31, 2026. The Embedded Solution Agreement has an initial term of one year and will automatically renew for an additional four years (unless the parties agree to a different renewal term), unless the Company terminates it by written notice to IBM on or before December 31, 2026. If IBM and the Company do not execute a renewal for the continued purchase of IBM cloud services after the initial renewal term, the Embedded Solution Agreement will continue on a month-to-month basis until terminated by either the Company or IBM upon 30 days’ prior written notice. IBM will also provide technical support for its cloud services during the term.

Pursuant to the Cloud Credits Attachment, IBM will grant the Company up to $250,000 in cloud credits in three installments over the First Commitment Period, with each set of cloud credit expiring six months from the date the credits are applied.  Cloud credits are to be used for development and testing of the Company’s embedded solution as part of IBM’s Build Fund Program.  IBM may terminate the Company’s cloud credits for any reason, in IBM’s discretion, including if it determines that any information supporting the Company’s eligibility for participation was untrue or if the Company breaches the terms of the Cloud Credits Attachment or the Embedded Solution Agreement.

The foregoing description of the Embedded Solution Agreement and Cloud Credits Attachment does not purport to be complete and is qualified in its entirety by reference to the full text of the Embedded Solution Agreement and Cloud Credits Attachment filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information and disclosures in Item 1.01, above, are incorporated by reference into this Item 2.03 in their entirety by reference, to the extent required by Item 2.03 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1#♦*

Embedded Solution Agreement – IBM Cloud Enterprise Savings PLAN ESA Transaction Document dated February 2, 2026, by and between Agassi Sports Entertainment Corp. and International Business Machines Corporation

10.2#*	Embedded Solution Agreement Attachment for Build Fund Cloud Credits dated February 2, 2026, by and between Agassi Sports Entertainment Corp. and International Business Machines Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

# Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) the Company customarily and actually treats that information as private or confidential.

♦ Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agassi Sports Entertainment Corp.

	By:	/s/ Ronald S. Boreta
Date: February 3, 2026	Name:	Ronald S. Boreta
	Title:	Chief Executive Officer